Exhibit 10.14

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Preferred Supplier Agreement

This Preferred Supplier Agreement (this “Agreement”) is entered into effective as of the     10     day of February, 2012 (the “Effective Date”), by and between ChemRock Technologies, L.L.C., a Texas limited liability company with a principal business office in Lafayette, Louisiana (“ChemRock”), and Green Field Energy Services, Inc., a Delaware corporation with a principal business office in Lafayette, Louisiana (“Green Field”), who are sometimes also referred to, each individually, as a “party,” and collectively, as the “parties” to this Agreement.

Recitals

ChemRock is in the business of developing, manufacturing, blending, and selling chemicals used in various applications, including without limitation applications used in the exploration and production of oil and gas, and in industrial markets.

Green Field is in the business of, among other things, providing pumping services, field services, and the sales and supply of chemicals to oil and gas production operators and oil and gas service companies.

ChemRock and Green Field have agreed that ChemRock will be Green Field’s preferred supplier for the stimulation and well fracture chemical products (or categories of products) listed on Schedule A, attached to and made a part of this Agreement (the “Products”), on the terms and conditions set forth below.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1. General Purpose and Scope

1.1 Preferred Supplier. Except as otherwise set forth in this Agreement, during the Term of this Agreement, ChemRock will be Green Field’s preferred supplier for the stimulation and well fracture chemical Products (or categories of Products) listed on Schedule A, for use by Green Field or for sale to its customers in the Territory. The parties may, by written agreement, amend or modify Schedule A to add or delete Products from time-to-time.

1.2 Green Field Product Logo. All Products purchased by Green Field for resale under this Agreement will be sold by Green Field to its customers under the Green Field logo.

1.3 Territory. The “Territory” covered by this Agreement means and includes the United States and Canada.

2. Obligations of ChemRock

2.1 Supply of Products. During the Term of this Agreement, ChemRock will use good faith, reasonable efforts to supply to Green Field all Products needed by Green Field to service its customers in the Territory on a timely basis. Upon receipt of a purchase order for Products from Green Field, ChemRock will arrange for the production or supply of the Products and will make the Products available to Green Field for pickup at ChemRock’s blending facility or at any other point of manufacturing or supply point designated by Green Field and ChemRock from time-to-time (the “Delivery Points”). Title to the Products and the risk of loss will pass to Green Field when the Products are picked up by Green Field or its designees at the Delivery Points.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2 Documentation. ChemRock will prepare and deliver to Greenfield the following documentation for the Products that ChemRock sells to Greenfield: (i) delivery tickets for the Products delivered by ChemRock to the Delivery Points for pickup by Greenfield; (ii) material safety data sheets that comply with all applicable U.S. rules and regulations for the Products; and (iii) technical product information detailing the application, physical properties, and typical application rates for the Products.

2.3 Limited Warranties. ChemRock warrants only (i) that the Products sold to Green Field will be free from defects and fit for their intended purpose and perform as specified for the period of time as is described in the individual Product’s specifications, as determined by ChemRock, or the ChemRock supplier, and communicated in writing to Green Field in connection with each purchase order submitted by Green Field; and (ii) that the Products will not contain any components that ChemRock is not authorized to use or sell to Green Field. Green Field acknowledges and agrees that except as specifically set forth in this Section 2.3, ChemRock makes no warranties, whatsoever, with respect to the Products, and there are hereby excluded all warranties, conditions, representations, statements, and liability regarding the Products, whether or not expressly set out in any other document or implied by law, statute, or custom, or which would otherwise be applicable to the Products, including but not limited to any warranty relating to the performance of the Products or their fitness for any purpose or any implied warranty of merchantability or any implied warranty arising from course of dealing or usage.

2.4 Conformity of Products. Green Field will have the right to reject any Products that do not conform to the quality specifications and requirements provided by ChemRock, and acknowledged by Green Field, by notifying ChemRock in writing within thirty (30) days after Green Field receives the Products. If Green Field does not notify ChemRock that is has rejected a Product within thirty (30) days after Green Field receives the Product, then the Product will be presumed and deemed to be acceptable to Green Field.

3. Obligations of Green Field

3.1 ChemRock as Preferred Supplier. Green Field agrees to purchase Products (as identified in Schedule A of this Agreement) from ChemRock which may be required by Green Field to service its customers in the Territory. As its preferred supplier, it is Green Field’s intent to utilize ChemRock as its primary supplier for all stimulation chemicals, however, Green Field reserves the right to purchase similar or identical products from other suppliers based on, among other things, pricing, product availability, logistics, and Green Field customer requirements. Green Field will use its commercially reasonable efforts to purchase at least [***] of its annual Product requirement from ChemRock.

3.2 Facilitation of Orders. Green Field will use its good faith, reasonable efforts to provide ChemRock with the volumes, quantities, and specifications for Products to be supplied by ChemRock to Green Field immediately upon Green Field’s receipt of an order from its customer or upon Green Field’s determination of its need for Products for future activities, in order to facilitate ChemRock’s ability to provide the Products at competitive prices and in a timely manner. Further, Green Field will assist ChemRock in connection with each of its orders by arranging for and coordinating: (i) the pickup of the Products by Green Field at the Delivery Points; (ii) review of project specifications with Green Field’s customers to determine the proper product applications; and (iii) delivery of Products to the shipping port provided that all shipping and delivery costs of Products from the Delivery Point to the shipping port will be borne by Green Field.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Pricing, Specifications, Payments, and Related Terms

4.1 Pricing, Updates. ChemRock recognizes Green Field’s need for timely, updated price information from ChemRock in order to properly quote prices to its customers. ChemRock will use commercially reasonable efforts to provide weekly updates for any price changes from its suppliers, and no longer than bi-monthly updates, with Product prices designated on price sheets as f.o.b. ChemRock stock point, or delivered to Green Field Delivery Locations. ChemRock will communicate all prices to Green Field in writing to the designated Green Field representative whom will be identified to ChemRock from time to time by Green Field in writing. Notwithstanding the terms in this 4.1, ChemRock may experience sudden cost increases for Product it supplies to Green Field without adequate prior notification from its supplier. In these cases cost increases will cause ChemRock to increase prices to Green Field. In all such instances of inadequate cost increase notification ChemRock will provide Green Field with documentation of any cost increases as may be provided to ChemRock by its suppliers.

4.1.1 Pricing, Calculation. ChemRock’s prices to Green Field are based upon a “cost-plus” price calculation method rather than a “competition-based” pricing method. In the cost-plus method, ChemRock will disclose its cost of materials to Green Field and calculate prices to Green Field using a cost plus 5% calculation. Prices will be designated on price sheet as f.o.b. stock point, or delivered to Green Field location.

4.2 Billing and Payments. ChemRock will invoice Green Field for all Products purchased by Green Field when ChemRock delivers the Products to the Delivery Points for pickup by Green Field, unless a separate agreement in writing provides for a partial pre-payment or full pre-payment. Green Field will pay ChemRock the amounts due on each invoice in full within thirty (30) business days after the date of each invoice. Any payments not in paid in full within a forty-five (45) day period will bear interest at an annual rate of one and a half (1.5%) percent until paid in full.

5. Term and Early Termination

5.1 Term. Subject to earlier termination as set forth below, the initial term of this Agreement (the “Initial Term”) begins on the Effective Date, set forth above, and will end on the last day of the twelfth (12th) calendar month following the Effective Date (the “Initial Term End Date”).

5.2 Extensions of Term. Subject to earlier termination as set forth below, following the Initial Term End Date set forth in Section 5.1, the term of this Agreement will be automatically extended for successive terms, consisting of twelve (12) months each (the “Extension Terms”), unless either ChemRock or Green Field gives the other party written notice of an election not to extend the term of this Agreement beyond the Initial Term End Date, or beyond an Extension Term, at least sixty (60) days before the end of the then-current term.

5.3 Definition of Term. In this Agreement, the Initial Term and any Extension Terms (if the term of this Agreement is extended to include any Extension Terms as set forth above), will be sometimes collectively referred to as the “Term” of this Agreement.

5.4 Early Termination by ChemRock. ChemRock may terminate this Agreement upon written notice to Green Field if Green Field fails to cure any material default by Green Field under this Agreement within 30 days after ChemRock gives Green Field written notice of the default.

5.5 Early Termination by Green Field. Green Field may terminate this Agreement upon written notice to ChemRock if ChemRock fails to cure any material default by ChemRock under this Agreement within 30 days after Green Field gives ChemRock written notice of the default.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.6 Immediate Termination. Either party may terminate this Agreement immediately upon written notice to the other party if (i) a petition for relief in bankruptcy is filed by or against the other party with the United States Bankruptcy Court without a dismissal of the petition within 30 days after the filing; (ii) a petition for relief is filed by or against the other party under any reorganization, arrangement, composition, readjustment, liquidation, or dissolution statute, law, or regulation providing for such relief, or any similar such relief, without a dismissal of the petition within 30 days after the filing; (iii) the other party makes an assignment for the benefit of its creditors; or (iv) the other party is adjudicated as bankrupt or insolvent.

5.7 Payments on Termination. Upon termination of this Agreement, Green Field will immediately pay ChemRock all amounts owed to ChemRock as of the date of the termination.

5.8 Cancellation of Orders. Upon termination of this Agreement, Green Field will be responsible for paying ChemRock the full purchase price of all Products, as well as any third-party charges, cancellation charges, restocking fees, freight charges, and similar costs or charges associated with the Products, for Products that have been ordered by Green Field, if production or delivery of the Products has been initiated by ChemRock, or ChemRock has entered into binding agreements with any third-party suppliers or manufacturers for the purchase or manufacture of the Products. Alternatively, upon termination of this Agreement, ChemRock will have the right to cancel all orders for Products that have been ordered but not picked up by Green Field, and will have the right to return or transfer the Products to ChemRock’s warehouses or elsewhere, or sell the Products to other ChemRock customers, without any obligation or liability to Green Field.

5.9 Continuing Obligations. Upon the termination of this Agreement, the respective obligations of the parties under this Agreement will be of no further force and effect except that obligations or provisions of this Agreement which by their nature are intended to be surviving and continuing with respect to a party will survive the expiration or termination of this Agreement and will remain binding on the party until expressly released by the other party in writing.

6. Confidentiality

6.1 Protected Information. It is acknowledged that in connection with this Agreement, each party (the “Providing Party”) will be providing the other (the “Receiving Party”) with, or the Receiving Party will be given access to, written and other materials and proprietary information that is confidential to Providing Party. For purposes hereof, such materials and information will be referred to as “Protected Information,” and will mean and include all written or other confidential or proprietary information of Providing Party that Receiving Party may be provided with, apprised of, observe, or gain knowledge about, including but not limited to, all originals, drafts, copies, or reproductions (irrespective of the form) of any and all plans, technical information, processes, know-how, trade secrets, patent applications, data (technical and non-technical), formulas, patterns, compilations (including compilations of customer information), programs (including models), devices, methods (including design methods), techniques, drawings (including equipment drawings), financial information (including sales forecasts), pricing, lists of actual or potential customers or suppliers (including identifying information about those customers), business contacts and lists, marketing channels, operational information, planning or strategy information, research and development information, information about existing and future products, information about personnel matters, and other proprietary information, intellectual property, patents, trade secrets, or “know how” related in any manner to the Products or the business operations of Providing Party, whether or not marked or stamped “Confidential,” “Proprietary,” “Do Not Disclose,” or with a similar term or terms.

6.2 Information Not Included. Notwithstanding anything to the contrary contained in this Agreement, the term “Protected Information” does not include any information that (i) at the time of disclosure to Receiving Party or thereafter, is or becomes generally available to and known by the public, other than as a result of an unauthorized disclosure by Receiving Party or its members, owners, employees, directors, officers,

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

representatives, or agents, or (ii) was available to Receiving Party from a source other than Providing Party, on a non-confidential basis, provided that such source is not, and was not, bound by a confidentiality agreement or obligation with Providing Party, or (iii) has been independently developed by Receiving Party without violation of any of Receiving Party’s obligations to Providing Party, provided that in any of the foregoing cases, before using in any manner inconsistent with the terms of this Agreement any information regarding Providing Party that Receiving Party believes is not included in the Protected Information, Receiving Party must first advise Providing Party of the nature of the information and the reasons why Receiving Party believes the information is not subject to the limitations on use set forth in this Agreement.

6.3 Obligations of Confidentiality. Receiving Party will maintain the Protected Information in utmost confidence, and will not, without the prior written consent of Providing Party, disclose, furnish, or divulge the Protected Information, in whole or in part, to any person, firm, corporation, or entity of any nature, other than Providing Party or its representatives. Further, at no time that this Agreement remains in effect or at any time thereafter will Receiving Party, individually or jointly with others, for the benefit of Receiving Party or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any of Providing Party’s Protected Information, without in each instance first obtaining the prior written consent of Providing Party. Upon termination of this Agreement for any reason, or at any other time upon Providing Party’s request, Receiving Party will forthwith (i) deliver to Providing Party (without retaining copies thereof) any and all writings and other property in Receiving Party’s possession or control relating to or containing Protected Information, and (ii) destroy all documents, memoranda, notes, and other writings whatsoever prepared by Receiving Party based on any of the Protected Information, and in such case, Receiving Party’s obligations of confidentiality contained herein will remain in effect for the maximum period allowed by law.

6.4 Injunctive Relief. Receiving Party acknowledges and agrees that any unauthorized disclosure will constitute a material breach of duty owed to Providing Party, and that in the event of a breach of this Agreement by Receiving Party, Providing Party’s right to seek recourse against Receiving Party will include, without limitation thereto, the right to obtain injunctive relief.

7. Indemnification

7.1 By Greenfield. Greenfield will indemnify, defend, and hold ChemRock and its members, owners, officers, directors, employees, and agents and their respective successors and assigns harmless from and against all damages actually suffered, incurred, or realized by ChemRock caused by, arising out of, or resulting from: (i) any misrepresentation, breach of warranty, or breach or default of any covenant or agreement made or undertaken by Green Field in this Agreement; and (ii) injuries or damages of whatsoever kind, or by whosoever caused, to any person or entity or the property of any person or entity caused by, arising out of, or resulting from Green Field’s sale or other use of any of the Products, or activities undertaken by Greenfield in connection with this Agreement, except for injuries or damages that are proved to have been directly caused by or resulting from a breach by ChemRock of the limited warranties set forth in Section 2.3, above. These obligations will survive the termination of this Agreement.

7.2 By ChemRock. ChemRock will indemnify, defend, and hold Green Field and its members, owners, officers, directors, employees, and agents and their respective successors and assigns harmless from and against all damages actually suffered, incurred, or realized by Green Field caused by, arising out of, or resulting from: (i) any misrepresentation, breach of warranty, or breach or default of any covenant or agreement made or undertaken by ChemRock in this Agreement; and (ii) injuries or damages to any person or entity or the property of any person or entity, but only to the extent that the injuries or damages are proved to have been directly caused by or resulting from a breach by ChemRock of the limited warranties set forth in Section 2.3, above. These obligations will survive the termination of this Agreement.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.3 Definition of Damages. For purposes of this Agreement, “damages” means any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action, including, without limitation, attorneys’ fees and expenses and all fees and expenses of consultants and other professionals. Notwithstanding the foregoing, however, the term “damages” will not include, and neither party will be obligated to pay or indemnify the other party for, damages that are unforeseeable, speculative, or consequential.

8. Arbitration of Disputes

Except as otherwise provided in this Agreement, if any dispute arises under this Agreement, it will be settled by binding arbitration in accordance with the provisions of this Section 8. Arbitration proceedings will be conducted in Lafayette, Louisiana before a single arbitrator selected by the parties using the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect, but the matter will not be submitted to AAA for administration. In the event of a conflict between this provision and the Commercial Arbitration Rules of the American Arbitration Association, this provision will govern. Any party may compel arbitration by giving notice to the other parties. If the parties cannot agree on the identity of a single arbitrator within 15 days after delivery of the arbitration notice, each of them will appoint one arbitrator and the party-appointed arbitrators will appoint, within ten days of the appointment of the last to be appointed, an arbitrator, who will serve as the sole arbitrator. If a party fails to timely appoint an arbitrator, that party will be deemed to have waived its right to appoint an arbitrator and the arbitrator will be appointed by the arbitrators appointed by the other parties. If the party-appointed arbitrators fail to appoint the sole arbitrator within the time provided, then the sole arbitrator will be appointed by the chief judge of the 15th Judicial District Court in Lafayette, Louisiana sitting at the time. No arbitrator (including the arbitrators who may be appointed by the parties in the dispute) will be related to or affiliated with, or have represented in a legal capacity, any party. The arbitrator will establish a schedule for the proceedings that will include a discovery period not to exceed 60 days, and will issue a final decision in writing. The arbitrator will have full authority to render any ruling in law or in equity, including without limitation, equitable remedies and specific performance of any obligation under this Agreement. The decision of the arbitrator will be final and binding on the parties and may be enforced in any court having jurisdiction. Each party will advance an equal share of the arbitrator’s fees and the administrative fees of arbitration. But the arbitrator will award to the prevailing party or parties all of the prevailing party or parties’ costs and attorney fees.

The parties acknowledge that a breach of or a default under any of the terms and conditions of this Agreement may, in some cases, result in irreparable harm, and in such case, any remedies that the parties may have at law may be insufficient. Accordingly, the parties agree that in the case of a breach or default that could cause irreparable harm, nothing contained in this Section 8 will deny the aggrieved party of the right to seek injunctive relief in any court having jurisdiction.

9. Notices

All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, or when sent to the recipient by fax (receipt confirmed), or by e-mail (receipt confirmed) or one business day after the date when sent to the recipient by reputable, express courier service (charges prepaid), or two business days after the date when mailed to the recipient by certified or registered mail return receipt requested and postage prepaid, and delivered or sent to the addresses, fax numbers, or e-mail addresses set forth below:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to ChemRock:	ChemRock Technologies, L.L.C.

P.O. Box 81277

Lafayette, Louisiana 70598

Attention: David O. Trahan, Director

Fax Number: (337) 291-2781

E-Mail: dtrahan@chemrocktech.com

If to Green Field:	Green Field Energy Services, L.L.C.

4023 Ambassador Caffery Parkway, Suite 200

Lafayette, Louisiana 70503

Attention: Virgil Vincent, Vice-President

Fax Number: (337) 984-3868

E-Mail: virgil.vincent@gfesmail.com

A party may change its address for notices by giving the other party written notice of the change in the manner for giving notices set forth above.

10. Assignment

Neither this Agreement nor any right, interest, or obligation hereunder may be assigned or assignable by either party in whole or in part without the prior written consent of the other party, except (i) to a party’s parent, subsidiary, or affiliated company, or (ii) to an entity into which the party is merged or that otherwise acquires all or substantially all of the party’s assets. This provision will not be construed to prohibit ChemRock from assigning or transferring its rights to receive payments from Green Field under this Agreement to its bank or other financial institution. ChemRock will give Green Field prompt notice of any such assignment or transfer.

11. Force Majeure

Neither party will be responsible for failure or delay due to causes beyond its control in performing under this Agreement, except for the obligation of a party to make payments hereunder. These causes will include, but not be restricted to, fire, storm, flood, earthquake, explosion, accident, acts of any public enemy, war, rebellion, insurrection, sabotage, terrorism, epidemic, quarantine restrictions, transportation embargoes, or failures or delay in transportation, fuel or energy shortages, power interruptions or failures, acts of God, acts, rules, regulations, orders or directives of any government or political subdivision, agency or instrumentally thereof, or the order of any court, regulatory, or arbitral body of competent jurisdiction. The non-performing party will give prompt written notice to the other party of the reason for its failure or inability to perform and the extent and expected duration of its inability to perform. Upon cessation of such situation, the non-performing party will resume performance hereunder.

12. General Provisions

12.1 Applicable Law. This Agreement will be governed by Louisiana law, without regard to its choice-of-law provisions.

12.2 Jurisdiction and Venue. Subject to the arbitration provision set forth above, each party agrees to submit to the personal jurisdiction and venue of the state and federal courts in Lafayette, Louisiana, and waives all questions of personal jurisdiction and venue, including, without limitation, the claim or defense that those courts constitute an inconvenient forum.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.3 Expenses of Enforcement. In the event of a dispute or claim under or arising out of this Agreement, the prevailing party will be entitled to collect from the unsuccessful party all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party.

12.4 Default; Limitations on Damages. If a party breaches this Agreement, the other party may exercise any and all remedies available to the party under this Agreement and applicable law, including but not limited to the right to pursue a claim for damages and the right to compel specific performance. Notwithstanding the foregoing, however, neither party will be obligated to pay the other party damages that are unforeseeable, speculative, or consequential.

12.5 Severability. If any part of this Agreement is held to be indefinite, invalid, or otherwise unenforceable, the rest of the Agreement will continue in full force.

12.6 Binding Effect. This Agreement is binding on the parties and their heirs, successors, and assigns.

12.7 Best Efforts and Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

12.8 Survival. All representations, warranties, agreements, indemnities, and obligations made or undertaken by a party to this Agreement are material, have been relied upon the other parties, and will survive closing for the maximum period allowed by law.

12.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which is considered an original, and all of which, together, will constitute one and the same agreement.

12.10 Exhibits. All exhibits and schedules attached to this Agreement are fully incorporated into this Agreement.

12.11 Entire Agreement; Amendments. This Agreement and the exhibits and schedules attached hereto constitute the final expression of agreement between the parties with respect to the subject matter hereof, and is a complete and exclusive statement of the terms and conditions of their relationship, and there are no other agreements or understandings, written or oral, between the parties with respect thereto. This Agreement supersedes all previous negotiations, discussions, and commitments with respect to the subject matter hereof. The parties agree that the terms of this Agreement will exclusively control the terms and conditions under which ChemRock will supply Products to Green Field and further agree that no purchase order, order form, invoice, or other document issued prior or subsequent to the date of this Agreement will be deemed to supplement, modify, or amend the terms and conditions hereof unless the document is signed by both parties and expressly and unambiguously indicates that it is an amendment of this Agreement. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party’s obligation hereunder may only be waived in writing by the other party.

12.12 Waiver. A party’s waiver of enforcement of any of this Agreement’s terms or conditions will be effective only if in writing. A party’s specific waiver will not constitute a waiver by that party of any earlier, concurrent, or later breach or default.

12.13 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies on any person other than ChemRock and Green Field and their respective successors and permitted assigns.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.14 No Agency or Partnership. Nothing contained in this Agreement will be deemed or construed to create a relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between or among the parties.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed this Agreement on this 10th day of February, 2012.

WITNESSES:		CHEMROCK TECHNOLOGIES, L.L.C.

/s/ Earl J. Blackwell	By:	/s/ David O. Trahan
David O. Trahan (type or print name)

/s/ Mary V Blasingane	Its: Director

IN WITNESS WHEREOF, the parties have executed this Agreement on this             day of February, 2012.

WITNESSES:		GREEN FIELD ENERGY SERVICES, INC.

/s/ Earl J. Blackwell	By:	/s/ Virgil K. Vincent
Virgil K. Vincent (type or print name)

/s/ Mary V Blasingane	Its: Vice President

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

List of Products

Product Group	Margin &/or Markup Unit	Comment
Friction Reducers	[***]
Gelling Agents	[***]
Gel Crosslinkers	[***]
Gel Breakers	[***]
Scale Inhibitors	[***]
Surfactants	[***]
Buffers	[***]
Corrosion Inhibitors	[***]
Clay Stabilizers	[***]
Iron Control Agents	[***]
MicroEmulsions	[***]
Gel Stabilizers	[***]
Divert Agents / Fluid Loss Agents	[***]
Foaming Agents	[***]
Defoaming Agents	[***]
Guar Gum Powder	[***]	* Supply lead time 45 days
Guar Gum Slurry	[***]	* Supply lead time 60 days
Paraffin Control	[***]
Acid Inhibitors	[***]
Biocides	[***]
Non-Emulsifiers	[***]
Flow Back Enhancers	[***]

Note 1: Cost = cost of material to ChemRock less any freight, handling or additional overhead handling charges.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.